UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

AVADEL PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On November 19, 2025, Greg Divis, Chief Executive Officer of Avadel Pharmaceuticals plc, circulated the below e-mail to all employees of Avadel Pharmaceuticals plc:

SUBJECT: Avadel and Alkermes Reach Agreement on Increased Offer

BODY:

Today we issued an announcement confirming that on November 18, 2025, Avadel Pharmaceuticals plc (“Avadel”) and Alkermes plc (“Alkermes”) entered into an amendment to the previously announced Transaction Agreement dated October 22, 2025, to reflect the terms of an increased offer. You will find a copy of the increased offer announcement on Avadel’s website at https://investors.avadel.com.

Alkermes will now acquire Avadel for up to $22.50 per ordinary share, comprised of (i) $21.00 per ordinary share in cash at closing and (ii) a potential additional cash payment of $1.50 per share, contingent upon final U.S. Food and Drug Administration approval of LUMRYZ™ for the treatment of idiopathic hypersomnia in adults by the end of 2028.

The Avadel Board, in consultation with financial and legal advisors, gave due consideration to the unsolicited proposal it received from H. Lundbeck A/S on November 13, 2025 (the “Lundbeck Proposal”) to acquire Avadel. After carefully assessing the relative benefits and risks of both the Lundbeck Proposal and Alkermes’ increased offer, the Avadel Board determined that the Lundbeck Proposal no longer constitutes a Company Superior Proposal as defined in our amended transaction agreement with Alkermes. In light of the identical cash consideration proposed by both Alkermes and Lundbeck, the Avadel Board determined the terms of the CVR in Alkermes’ increased offer were superior to the terms of the CVR included in the Lundbeck Proposal, as the CVR milestone in Alkermes’ increased offer is more likely to be achieved.

Avadel’s Board reaffirms its recommendation in support of the acquisition by Alkermes and the Alkermes transaction agreement, as amended, remains in full effect.

I recognize that these developments will lead to questions. However, there is little additional information I can share with you at this time, and we do not expect to comment further publicly at this time.

It continues to be business as usual for all of us at Avadel. The most important thing we can all do is execute our priorities as we always have and continue to demonstrate the strength of the Avadel team and our capabilities.

We expect the attention Avadel has been receiving from external parties will continue, and it is important for us to speak with one voice. Consistent with company policy, please do not respond to any inquiries received from members of the media, investment community or other interested parties, and instead forward them to investors@avadel.com.

Moving forward, we will continue to keep you updated as appropriate. I want to thank you again for your continued hard work and commitment to Avadel and the patients we serve every day.

Best regards,

Greg

******

This communication is not to be taken as a summary of the information in the increased offer announcement and should not be regarded as a substitute for reading the announcement in full. For the avoidance of doubt, the content of Avadel’s website is not incorporated into, and does not form part of, this communication.

NO OFFER OR SOLICITATION

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The acquisition will be implemented by means of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the scheme document (or, if the acquisition is implemented by way of a takeover offer, the applicable takeover offer document), which will contain the full terms and conditions of the acquisition, including details of how Avadel shareholders may vote in respect of the acquisition. Any decision in respect of, or other response to, the acquisition, should be made only on the basis of the information contained in the scheme document (or if the acquisition is implemented by way of a takeover offer, the applicable takeover offer document).

Important Additional Information and Where To Find It

In connection with the acquisition, Avadel filed a preliminary proxy statement (which includes a draft of the scheme document) with the Securities and Exchange Commission (the “SEC”) on November 13, 2025 and intends to file a definitive proxy statement (which will include the scheme document). The definitive proxy statement will be sent to Avadel’s shareholders as of the record date to be established for voting at Avadel shareholder meetings to approve the acquisition. This communication is not a substitute for the proxy statement or any other document that Avadel may file with the SEC or send to its shareholders in connection with the acquisition. BEFORE MAKING ANY VOTING DECISION, AVADEL’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT), ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Avadel shareholder meeting to approve the acquisition, the scheme or related matters, or other responses in relation to the acquisition, should be made only on the basis of the information contained in the definitive proxy statement (including the scheme document).

The preliminary and definitive proxy statements, if and when filed, as well as Avadel’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Avadel’s website at https://investors.avadel.com/sec-filings. Avadel shareholders and investors will also be able to obtain, without charge, a copy of the preliminary and definitive proxy statements (including the scheme document) and other relevant documents (when available) by directing a written request to Avadel Pharmaceuticals plc, Attn: Investor Relations, 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States, or by contacting Investor Relations via email at investors@avadel.com.

PARTICIPANTS IN THE SOLICITATION

Avadel and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Avadel shareholders in connection with the acquisition and any other matters to be voted on at Avadel shareholder meetings to approve the acquisition. Information about the directors and executive officers of Avadel, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Avadel’s preliminary proxy statement on Schedule 14A for the proposed acquisition, dated and filed with the SEC on November 13, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Avadel shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement (which includes a draft of the scheme document) and will be set forth in the definitive proxy statement (which will contain the scheme document) and other relevant materials to be filed with the SEC in connection with the acquisition. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “seek,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Avadel’s future prospects, developments and business strategies, and the acquisition. Such forward-looking statements include, but are not limited to, statements relating to the acquisition involving Alkermes and Avadel, Avadel’s current expectations and estimates about the expected effects and anticipated benefits of the acquisition, the date of closing of the acquisition, including the parties’ ability to satisfy the conditions to the consummation of the acquisition and the other conditions set forth in the transaction agreement, and Avadel’s business activities and strategies. Avadel’s expectations and beliefs regarding these matters may not materialize. In addition, the unsolicited proposal from Lundbeck may not result in a definitive agreement for an alternative business combination transaction. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: (i) the ability of the parties to consummate the acquisition in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the acquisition, including with respect to the approval of Avadel shareholders and required regulatory approvals; (iii) the potential impact of the unsolicited proposal from Lundbeck or possibility that more competing offers may be made; (iv) potential delays in consummating the acquisition; (v) the ability of Avadel to timely and successfully achieve the anticipated benefits of the acquisition; (vi) the impact of health pandemics on the parties’ respective businesses and the actions the parties may take in response thereto; (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the transaction agreement; (viii) the effect of the announcement or pendency of the acquisition on Avadel’s business relationships, operating results and business generally; (ix) costs related to the acquisition; and (x) the outcome of any legal proceedings that may be instituted against the parties or any of their respective directors or officers related to the transaction agreement or the acquisition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Avadel’s most recent filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent reports on Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Avadel’s website at https://investors.avadel.com/sec-filings. The forward-looking statements set out in this report are made only as of the date hereof. Avadel assumes no obligation and does not intend to update these forward- looking statements, except as required by law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Avadel accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Avadel (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules, 2022 (“Irish Takeover Rules”), any person who is ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Avadel must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Irish Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of Avadel. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Avadel, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of Avadel during the ‘offer period’, by no later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Avadel or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

In addition, each of Avadel and any offeror must make an ‘opening position disclosure’ by no later than 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

ADDITIONAL INFORMATION

Certain capitalized words used in this communication and not herein defined have the meanings given to such words in the Rule 2.7 Announcement dated October 22, 2025 issued by Avadel and Alkermes (the “October Rule 2.7 Announcement”). The bases and sources set out in the October Rule 2.7 Announcement have been used in this communication, unless otherwise stated or the context otherwise requires.

The release, publication or distribution of this communication in, into, or from, certain jurisdictions other than Ireland and the United States may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of this communication are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this communication (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland and the United States who are not resident in Ireland and the United States will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

Under Rule 25.2(a) of the Irish Takeover Rules, the board of Avadel must set out its opinion on the Alkermes offer in the scheme document which it sends to Avadel shareholders and others. Avadel’s employee representatives have a right, under Rule 25.1(b) of the Irish Takeover Rules, to have a separate opinion on the effects of the Alkermes offer on employment appended to the scheme document. Provided that any such opinion is received in good time before publication of Avadel’s definitive proxy statement (including the scheme document), such opinion will be appended to such scheme document in accordance with the requirements of Rule 25.1(b) of the Irish Takeover Rules.

NO PROFIT FORECAST / QUANTIFIED FINANCIAL BENEFIT STATEMENT / ASSET VALUATION

No statement in this communication is intended to constitute a profit forecast or a quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods. No statement in this communication constitutes an asset valuation.